Exhibit 10.5

DESCRIPTION OF ADDITIONAL DIRECTOR COMPENSATION

On April 19, 2012, the Governance, Compensation and Nominations Committee (the “Committee”) of the Board of Directors of First Data Holdings Inc. (“Holdings”), the parent company of First Data Corporation (the “Company”), approved a special bonus payment of $135,000 to James R. Fisher, a member of the Boards of Directors and Chairperson of the Audit Committees of the Company and Holdings.  The action did not impact any of the previously reported compensation of the directors of the Company.